Exhibit 2.2



                                ESCROW AGREEMENT



                                  BY AND AMONG

                                 FUNDTECH LTD.,

                         FUNDTECH NETHERLANDS B.V.i.o.,

                        DR. MARCO MULLER AS ESCROW AGENT

                                      AND

              JON BIVERONI AS REPRESENTATIVE FOR THE SHAREHOLDERS
            PARTY TO THE SHARE PURCHASE AGREEMENT REFERRED TO HEREIN




                            DATED AS OF JUNE 16, 1999


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                                          TABLE OF CONTENTS                                             PAGE

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SECTION 1      APPOINTMENT OF ESCROW AGENT; CREATION OF ESCROW DEPOSIT....................................1

               1.1      Appointment of Escrow Agent.......................................................1

               1.2      Creation of Escrow Deposit........................................................1

SECTION 2      DISPOSITION OF ESCROW DEPOSIT..............................................................2

               2.1      Term of Escrow Deposit............................................................2

               2.2      Fundtech Indemnity Claims.........................................................2

               2.3      Fundtech Indemnity Claims Not Disputed by Representative..........................2

               2.4      Fundtech Indemnity Claims Disputed by Representative in Whole.....................2

               2.5      Fundtech Indemnity Claims Disputed by Representative in Part......................3

               2.6      Notice to Withhold on the Expiration Date.........................................3

               2.7      Distribution of the Escrow Deposit................................................3

               2.8      Retention of Escrow Deposit After Expiration Date.................................3

               2.9      Reservation of Fundtech's Rights..................................................4

               2.10     Valuation of Escrowed Shares......................................................4

               2.11     Reporting.........................................................................4

               2.12     Voting Authority..................................................................4

SECTION 3      INVESTMENT OF ESCROW DEPOSIT AND ACCOUNTING................................................4

               3.1      Investment of Escrow Deposit......................................................4

               3.2      Accounting........................................................................5

SECTION 4      ESCROW AGENT...............................................................................5

               4.1      Duties............................................................................5

               4.2      Reliance..........................................................................5

               4.3      Liability.........................................................................5

               4.4      Disputes..........................................................................5

               4.5      Resignation.......................................................................5

               4.6      Removal of Escrow Agent...........................................................6

               4.7      Compensation......................................................................6

               4.8      Indemnification...................................................................6

               4.9      Disclosure........................................................................7


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                               TABLE OF CONTENTS
                                  (CONTINUED)

SECTION 5      MISCELLANEOUS..............................................................................7

               5.1      Term..............................................................................7

               5.2      Notices...........................................................................7

               5.3      Assignment........................................................................8

               5.4      GOVERNING LAW.....................................................................8

               5.5      Counterparts......................................................................8

               5.6      Headings..........................................................................8

               5.7      Construction......................................................................8

               5.8      Amendment.........................................................................8

               5.9      Jurisdiction......................................................................8

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                                ESCROW AGREEMENT

                  THIS ESCROW AGREEMENT is made as of the 16th day of June, 1999, by and among Fundtech Ltd., a corporation organized under the laws of the State of Israel ("Fundtech"), Fundtech Netherlands B.V.i.o. a Dutch corporation in formation and a wholly-owned subsidiary of Fundtech ("Acquisition"), Dr. Marco Muller, attorney at law, Zurich, as escrow agent (the "Escrow Agent"), and Jon Biveroni (the "Representative"), as Representative for the shareholders party to the Share Purchase Agreement referred to below (the "Shareholders").


                              W I T N E S S E T H :

                  WHEREAS, pursuant to that certain Share Purchase Agreement (the "Share Purchase Agreement") dated as of the date hereof, among Fundtech, Acquisition, Biveroni Batschelet Partners AG, a Swiss corporation ("BBP") and the Shareholders, Acquisition has acquired or will acquire all of the outstanding capital stock of BBP (the "BBP Acquisition").

                  WHEREAS, in connection with the BBP Acquisition, the Shareholders will receive 105,315 ordinary shares of Fundtech, nominal value NIS
0.01 per share (the "Fundtech Shares");

                  WHEREAS, the Share Purchase Agreement provides that on the Closing Date (as defined in the Share Purchase Agreement), the Fundtech Shares paid in connection with the BBP Acquisition (the "Escrowed Shares") shall be deposited in escrow (the "Escrow Deposit"), to be held and disposed of by the Escrow Agent as provided herein; and

                  WHEREAS, Fundtech, Acquisition and the Representative wish to appoint the Escrow Agent to serve as the escrow agent hereunder, and the Escrow Agent is willing to do so upon the terms and conditions hereinafter set forth.

                  NOW THEREFORE, it is agreed:


                                   SECTION 1

             APPOINTMENT OF ESCROW AGENT; CREATION OF ESCROW DEPOSIT

                  1.1 Appointment of Escrow Agent Fundtech, Acquisition and the Representative hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as depository and administrator of the Escrow Deposit, upon the terms and conditions set forth below.

                  1.2 Creation of Escrow Deposit. Promptly following the execution and delivery of this Agreement, Fundtech, pursuant to the Share Purchase Agreement, shall deliver to the trust account specified in writing by the Escrow Agent, for deposit into the Escrow Deposit, the Escrowed Shares.

                                   SECTION 2

                          DISPOSITION OF ESCROW DEPOSIT

                  2.1 Term of Escrow Deposit

                  (a) The Escrowed Shares held in the Escrow Deposit shall be held by the Escrow Agent on the terms and subject to the conditions set forth herein and in the Share Purchase Agreement (but the Escrow Agent shall have no responsibility with respect to the Share Purchase Agreement other than to perform as provided in this Agreement) to satisfy (in whole or in part) the indemnification obligations of the Shareholders pursuant to the Share Purchase Agreement.

                  (b) The Escrowed Shares held in the Escrow Deposit shall be held by the Escrow Agent on the terms and subject to the conditions set forth herein and in the Share Purchase Agreement until the first anniversary of the Closing Date (the "Expiration Date"). On the Expiration Date, the Escrow Agent shall release the remaining Escrowed Shares and any proceeds thereof (collectively, "Escrowed Property") held in the Escrow Deposit to the Shareholders, subject to the terms and conditions set forth in Sections 2.7 and 2.8.

                  2.2 Fundtech Indemnity Claims. Upon the occurrence of an event which Fundtech asserts constitutes an event for which the Shareholders would be required to indemnify or make any payment to Fundtech pursuant to the Share Purchase Agreement (a "Fundtech Indemnity Claim"), and for which Fundtech determines to seek recourse (in whole or in part) against the Escrowed Shares, Fundtech shall furnish notice of such event (the "Indemnity Notice") to the Representative and the Escrow Agent promptly (and in any event on or prior to the Expiration Date), setting forth Fundtech's then good-faith estimate of the reasonably foreseeable maximum amount of the Fundtech Indemnity Claim.

                  2.3 Fundtech Indemnity Claims Not Disputed by Representative If, within thirty (30) days after receipt of the Indemnity Notice, the Representative does not give the notice provided for in Section 2.4, Fundtech shall be entitled to make demand upon the Escrow Agent that it retain for future remittal to Acquisition as and when the amount is determined, if the amount is not then determined, or that it then disburse to Acquisition, if the amount has then been determined, the full amount set forth in the Indemnity Notice in Fundtech Shares or other Escrowed Property as provided in the Share Purchase Agreement (up to the aggregate amount of the Escrowed Property).

                  2.4 Fundtech Indemnity Claims Disputed by Representative in Whole. If the Representative disputes either the Fundtech Indemnity Claim described in the Indemnity Notice or the amount Fundtech seeks as indemnity on account of such Fundtech Indemnity Claim, the Representative shall, within fifteen (15) days after receipt of the Indemnity Notice, notify the Escrow Agent and Fundtech of such dispute, setting forth the basis therefor in reasonable detail, based on his then good-faith belief. In the event the Representative disputes the entire Fundtech Indemnity Claim, the Escrow Agent shall not distribute any amount of Escrowed Property with respect thereto until the Escrow Agent receives a written agreement signed by the Representative and Fundtech stating the amount to which Fundtech is entitled in connection with such Fundtech Indemnity Claim, or a copy of a court order or judgment together with an opinion of counsel reasonably acceptable to the Escrow Agent to the effect


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that such order or judgment is a final order or judgment of a court of competent jurisdiction binding on Fundtech and the Shareholders from which no appeal may be taken or for which the time to appeal has expired (a "Final Judgment"), at which time the Escrow Agent shall disburse to Acquisition the amount of Escrowed Property set forth in such agreement or Final Judgment.

                  2.5 Fundtech Indemnity Claims Disputed by Representative in
Part In the event the Representative disputes a part (but not all) of a Fundtech Indemnity Claim, the Escrow Agent shall, if the amount is undetermined, retain for future remittance to Acquisition, or, if the amount is determined, remit to Acquisition, the amount of Escrowed Property attributable to that portion of the Fundtech Indemnity Claim which is not disputed by the Representative up to the entire amount of the Escrowed Property. The Escrow Agent shall not distribute any amount of Escrowed Property with respect to the balance of such Fundtech Indemnity Claim except in accordance with the procedures set forth in Section 2.4.

                  2.6 Notice to Withhold on the Expiration Date Prior to or the latest five business days after the Expiration Date, Fundtech shall furnish notice (the "Withholding Notice") to the Escrow Agent and the Representative of the amount of Escrowed Property, if any, to be retained on account of Fundtech Indemnity Claims for which an Indemnity Notice has been provided pursuant to
Section 2.2 that are not, at such time, absolute as to liability or liquidated as to amount. The Withholding Notice shall contain the information specified in
Section 2.2 to the extent it requires supplementation or change based on Fundtech's knowledge on the notice date. Upon the receipt by the Escrow Agent of the Withholding Notice, the Escrow Agent shall retain the amount set forth in the Withholding Notice (plus any interest accrued on the Escrowed Property held in the Escrow Deposit which arose in respect of the amount to be withheld). In the event Fundtech does not timely provide the Withholding Notice, the Escrowed Property shall be distributed by the Escrow Agent to the Shareholders in accordance with, and to the extent provided in, Section 2.7.

                  2.7 Distribution of the Escrow Deposit. As soon as practicable following the Expiration Date, any Escrowed Property as shall remain in the Escrow Deposit after deduction of Escrowed Property pursuant to the provisions of Section 2.6 hereof, shall be released from the provisions of this Agreement and distributed promptly by the Escrow Agent to the Shareholders.

                  2.8 Retention of Escrow Deposit After Expiration Date. Upon receipt of the Withholding Notice, the Escrow Agent shall continue to hold after the Expiration Date, with respect to each Fundtech Indemnity Claim included in such Withholding Notice, the amount of Escrowed Property specified by such notice until such time as the Escrow Agent receives a written agreement signed by the Representative and Fundtech stating the amount of Escrowed Property, if any, to which Acquisition is entitled in connection with such Fundtech Indemnity Claim, or a copy of a Final Judgment with respect to such Fundtech Indemnity Claim, at which time the Escrow Agent shall remit to Acquisition, with respect to such Fundtech Indemnity Claim, the amount of Escrowed Property specified in such agreement or Final Judgment and shall distribute to the Shareholders, such Escrowed Property, if any, which the Escrow Agent continued to hold after the Expiration Date pursuant to Section 2.6 by reason of such Fundtech Indemnity Claim and which is in excess of the amount so distributed to Acquisition with respect thereto; provided, however, that, to the extent the distribution of such Escrowed Property to the Shareholders would cause the Escrowed Property


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remaining after such distribution to fall below the amount (as stipulated in the
Withholding Notice) of all still unresolved Fundtech Indemnity Claims identified in the Withholding Notice, such Escrowed Property shall be retained by the Escrow Agent and shall be available for distribution to Acquisition upon the resolution of any unresolved Fundtech Indemnity Claims, and such Escrowed Property shall not be distributed to the Shareholders until such time, if any, as such distribution can be made without causing the Escrowed Property remaining in the Escrow Deposit to fall below the amount of all remaining unresolved Fundtech Indemnity Claims identified in the Withholding Notice.

                  2.9 If, within one (1) year after the Expiration Date Fundtech and/or Acquisition have not furnished to the Escrow Agent (i) a written agreement signed by the Representative and Fundtech stating the amount of Escrowed Property to be further retained by the Escrow Agent, or (ii) sufficient proof to the effect that Fundtech and/or Acquisition have made pending in the District Court of Baden, Switzerland, a lawsuit against one or several Shareholders in the amount of Escrowed Property being retained pursuant to the Withholding Notice, or (iii) sufficient proof to the effect that a third party has made pending in any competent court of law or in a court of arbitration a claim against BBP, Fundtech or Acquisition, which claim, if admitted by the court of law or arbitration, would be the basis for a Fundtech Indemnity Claim as defined in the Share Purchase Agreement, or (iv) sufficient proof to the effect that BBP has been served with a notice from a Governmental Authority (as defined in the Share Purchase Agreement) which, if final and no longer subject to appeal, would be the basis for a Fundtech Indemnity Claim, the amount of Escrowed Property not subject to such agreement as provided for in (i) or to such legal procedure or notice as provided for in (ii)-(iv), shall be released from the provisions of this Agreement and distributed promptly by the Escrow Agent to the Shareholders.

                  2.10 Reservation of Fundtech's and/or Acquisition's Rights The rights of Acquisition to receive disbursements from the Escrow Account in respect of Fundtech Indemnity Claims shall be without prejudice to any other rights Fundtech or Acquisition may have, under the Share Purchase Agreement or otherwise, to seek indemnity for Fundtech Indemnity Claims.

                  2.11 Valuation of Escrowed Shares. For purposes hereof, any Escrowed Shares remitted to Acquisition in satisfaction of any Fundtech Indemnity Claims shall be valued in the aggregate at CHF 5,000,000.

                  2.12 Reporting The parties hereto shall, for income tax purposes and, to the extent permitted by applicable law, local tax purposes, report consistent with the Shareholders as the owner of the Escrowed Property and the Representative shall cause the Shareholders to furnish any required tax forms consistent with the foregoing.

                  2.13 Voting Authority. The Shareholders shall retain full voting authority with respect to the Escrowed Shares.

                                   SECTION 3

                  INVESTMENT OF ESCROW DEPOSIT AND ACCOUNTING

                  3.1 Investment of Escrow Deposit. Any cash held as Escrowed Property shall be invested by the Escrow Agent in an interest bearing trust account or in such other investments as Fundtech and the Representative may agree in a writing delivered to the Escrow Agent. All interest and other income


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earned on the Escrowed Property shall be added to, and become part of, the
Escrowed Property, and the distribution thereof shall be subject to the terms of this Agreement.

                  3.2 Accounting The Escrow Agent shall provide a written account to Fundtech and the Representative at the Expiration Date listing all transactions with respect to the Escrowed Property.

                                    SECTION 4

                                   ESCROW AGENT

                  4.1 Duties. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and shall be limited to the performance of such duties and obligations as are specifically set forth in this Agreement, as it may be amended from time to time with the Escrow Agent's written consent as provided in Section 5.8. In particular, the Escrow Agent has no duties or obligations whatsoever with reagard to taxation of the Escrowed Property (including but not limited to tax reporting, reclaiming of withholding taxes etc.).

                  4.2 Reliance. In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document or instrument reasonably believed by it to be genuine and signed by Fundtech or the Representative. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

                  4.3 Liability. The Escrow Agent shall not be liable for any error of judgment, or any action taken or omitted to be taken hereunder in good faith, except in the case of its bad faith, gross negligence or willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its choosing (including internal counsel) and shall not be liable for any act suffered or omitted by it in good faith in accordance with the advice of such counsel.

                  4.4 Disputes. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from any party hereto with respect to the Escrowed Property which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until such time as there has been a final determination of the rights of Fundtech, Acquisition and the Shareholders with respect to the Escrowed Property (or relevant portion thereof). For purposes of this Section 4.4, there shall be deemed to have been a final determination of the rights of Fundtech, Acquisition and the Shareholders with respect to the Escrowed Property (or relevant portion thereof) at such time as the Escrow Agent shall receive (i) an executed counterpart of an agreement between the Representative and Fundtech or (ii) a copy of a Final Judgment which provides for the disposition of the Escrowed Property (or relevant portion thereof).

                  4.5 Resignation. The Escrow Agent may resign at any time and be discharged of the duties imposed hereunder (but without prejudice for any liability in the case of its bad faith, gross negligence or willful misconduct hereunder) by giving notice to the Representative and Fundtech at least sixty


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(60) business days prior to the date specified for such resignation to take effect, in which case, upon the effective date of such resignation:

                  (a) all property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by Fundtech and the Representative, whereupon the Escrow Agent's obligations hereunder shall cease and terminate;

                  (b) if no such person has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, subject to clause (c) below; and

                  (c) the Escrow Agent's sole responsibility thereafter shall be to keep all property then held by it (and to make the investments as hereinbefore provided) and to deliver the same to the successor escrow agent designated in writing by Fundtech and the Representative or, if no such successor escrow agent shall have been so designated, in accordance with the directions of a Final Judgment, and the provisions of Section 4.7 and Section
4.8 shall remain in effect.

                  4.6 Removal of Escrow Agent. Fundtech and the Representative may, upon at least thirty (30) business days prior written notice to the Escrow Agent, dismiss the Escrow Agent hereunder and appoint a successor. In such event, the Escrow Agent shall promptly account for and deliver to the successor escrow agent named in such notice the balance of the Escrowed Property, including all investments thereof and accrued income thereon, on the date of such accounting and delivery. Upon acceptance thereof and of such accounting by such successor escrow agent, and upon reimbursement to the Escrow Agent of all expenses due to it hereunder through the date of such accounting and delivery, the Escrow Agent shall be released and discharged from all of its duties and obligations hereunder, but without prejudice to any liability of the Escrow Agent for its bad faith, gross negligence or willful misconduct hereunder.

                  4.7 Compensation. From time to time upon the Escrow Agent's written request, Fundtech and the Representative on behalf of the Shareholders each shall pay the Escrow Agent one-half of any compensation payable to the Escrow Agent for its services hereunder, including reasonable out-of-pocket expenses (including but not limited to bank charges, fees payable to foreign counsel hired by the Escrow Agent according to sec. 4.3 of this Agreement, bookeeping fees etc.) incurred in the performance of its duties and the enforcement of its rights hereunder. The Escrow Agent's compensation shall be on an hourly basis at the rate of CHF 350 per hour plus V.A.T. (if applicable).

                  4.8 Indemnification. Each of Fundtech, Acquisition and the Representative on behalf of the Shareholders shall jointly indemnify and hold the Escrow Agent harmless against any loss, liability, claim, damage, injury, demand or expense, including reasonable legal fees, arising out of or in connection with the performance of the Escrow Agent's obligations hereunder, including the costs and expenses incurred in connection with the collection of its fees and including the costs and expenses of defending itself against any claim or liability arising out of or in connection with the performance of its duties hereunder, except for any loss, liability, claim, damage, injury, demand or expense resulting from the Escrow Agent's bad faith, gross negligence or willful misconduct; provided, however, that promptly after the receipt by the Escrow Agent of notice of any claim or the commencement of any suit, action or


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proceeding, the Escrow Agent shall, if a claim of indemnification in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; and provided, further, that the indemnifying party or parties shall be entitled, jointly or severally and at their own expense, to participate in or assume the defense of any such action, suit or proceeding. The right of the Escrow Agent (or any successor escrow agent appointed hereunder) to indemnification under this Section 4.8 shall survive the termination of this Agreement.

                  4.9 Disclosure. The Escrow Agent is authorized to disclose this Agreement, if necessary, to the Swiss tax and social security authorities.

                                   SECTION 5

                                 MISCELLANEOUS

                  5.1 Term. This Agreement shall continue in force until the final distribution of all amounts held by the Escrow Agent in the Escrow Deposit.

                  5.2 Notices. All notices and other communications hereunder shall be given in writing and delivered personally, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier (postage prepaid), facsimile transmission or similar means, to the party to receive such notices or communications at the address set forth below (or such other address as shall from time to time be designated by such party to the other parties in accordance with this Section 5.2):

                                   If to the Representative:

                                   Jon A. Biveroni
                                   Sonnenweg 575
                                   Ch-5512 Wohlenschwil
                                   Switzerland

                                   If to Fundtech or
                                   Acquisition, addressed:

                                   Fundtech Ltd.
                                   c/o Fundtech Corp.
                                   30 Montgomery Street
                                   Suite 501
                                   Jersey City, New Jersey 07302
                                   Attention:  Michael Hyman
                                   Telecopy:  (201) 946-1313

                                   With copy to:

                                   Weil, Gotshal & Manges LLP
                                   767 Fifth Avenue
                                   New York, New York  10153
                                   Attention:  David P. Stone, Esq.
                                   Telecopy:  (212) 310-8007


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                                   If to the Escrow Agent:

                                   Marco Muller, Esq.
                                   Hubatka Muller & Partner
                                   Seestrasse 6
                                   CH-8027 Zurich
                                   Switzerland

                  All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service. A copy of any notice or other communication given by any party to any other party hereto, with reference to this Agreement, shall be given at the same time to the other parties to this Agreement.

                  5.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the parties hereto.

                  5.4 GOVERNING LAW. THE PARTIES HERETO AGREE THAT THIS AGREEMENT, AND THE RESPECTIVE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SWITZERLAND, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREUNDER.

                  5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  5.6 Headings. The Section headings in this Agreement are for convenience only and do not constitute part of this Agreement.

                  5.7 Construction. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

                  5.8 Amendment. This Agreement may be amended only by a writing signed by Fundtech, Acquisition, the Escrow Agent and the Shareholders.

                  5.9 Jurisdiction. Each of the parties hereto submits to the jurisdiction of any court sitting in the City of Baden, Switzerland, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above set forth.


                                      FUNDTECH:

                                      FUNDTECH LTD.

                                      By: /s/ Alexander Vogel
                                          --------------------------------
                                          Its: Attorney-in-Fact



                                      FUNDTECH NETHERLANDS, B.V.i.o.

                                      By: FUNDTECH LTD.

                                      By: /s/ Alexander Vogel
                                          --------------------------------
                                          Its: Attorney-in-Fact



                                      ESCROW AGENT:

                                          /s/ Marco Muller
                                          --------------------------------



                                      REPRESENTATIVE:

                                          /s/ Jon A. Biveroni
                                          --------------------------------
                                          as Representative




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